SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                       Contact: Frank S. DePaolo
                                                               President and CEO
                                                                  (215) 468-1700


                               SE FINANCIAL CORP.
        ANNOUNCES AN INCREASE IN FOURTH QUARTER AND YEAR END 2004 RESULTS


         Philadelphia, Pennsylvania, December 15, 2004 - SE Financial Corp. (OTCBB: SEFL) (the "Company") the holding company for St. Edmond's Federal Savings Bank announced net income of $301.9 thousand, or $.13 per share, for the three months ended October 31, 2004 compared to $147.6 thousand for the same period last year. For the twelve months ended October 31, 2004, the Company had net income of $742.3 thousand, or $.20 per share, compared to $555.8 thousand for the twelve months ended October 31, 2003. Per share figures are not applicable to the quarter ended and twelve months ended October 31, 2003 because the Bank's conversion to stock form and the Company's concurrent initial public offering were not completed until May 5, 2004.

         For the three months ended October 31, 2004, net interest income after provision for loan losses totaled $877.7 thousand compared to $620.8 thousand for the three months ended October 31, 2003, an increase of $256.9 thousand, or 41.4%. This increase is attributable to an increase in the average balance of interest-earning assets to $115.5 million for the three months ended October 31, 2004 compared to $83.7 million for the three months ended October 31, 2003. The increase in the average balance of interest-earning assets resulted mainly from the investment of the net proceeds received in the Company's initial public offering. Non-interest income was $106.5 thousand for the three months ended October 31, 2004 compared to $88.7 thousand for the three months ended October 31, 2003. The increase in non-interest income is attributed to the investment in bank-owned life insurance. Non-interest expense was $657.1 thousand for the three months ended October 31, 2004 compared to $522.3 thousand for the three months ended October 31, 2003. The increase in non-interest expense is due to an increase in compensation related expenses, an increase in professional fees and an increase in other operating expenses.

         For the twelve months ended October 31, 2004, net interest income after provision for loan losses totaled $3.1 million compared to $2.6 million for the twelve months ended October 31, 2003. This increase is attributable to an increase in the average balance of interest-earning assets to $100.6 million for the twelve months ended October 31, 2004 compared to $83.1 million for the twelve months ended October 31, 2003. The increase in the average balance of interest-earning assets resulted mainly from the investment of the net proceeds received in the Company's initial public offering. Non-interest income was $377.2 thousand for the twelve months ended October 31, 2004 compared to $385.8 thousand for the twelve months ended October 31, 2003. The decrease in non-interest income is due to a decrease in service fees on savings accounts offset by the income from the investment in bank-owned life insurance. Non-interest expense was $2.4 million for the twelve months ended October 31, 2004 compared to $2.2 million for the twelve months ended October 31, 2003. This increase is attributable to an increase in compensation related expenses, an increase in professional fees, and an increase in other operating expenses offset by a decrease in fixed asset expenses.

         Total assets at October 31, 2004 were $124.8 million compared to $87.4 million at October 31, 2003, an increase of $37.4 million, or 42.8%. Cash and cash equivalents decreased slightly to $6.2 million at October 31, 2004 from $6.3 million at October 31, 2003. Investment securities available for sale increased to $48.4 million at October 31, 2004 from $27.3 million at October 31, 2003. Net loans increased $14.1 million, or 27.8%, to $64.8 million at October 31, 2004 from $50.7 million at October 31, 2003. Deposits increased to $75.4 million at October 31, 2004 from $72.3 million at October 31, 2003. Borrowed money increased to $16.6 million at October 31, 2004 from $6.6 million at October 31, 2003. Stockholder's equity increased to $31.6 million at October 31, 2004 from $7.7 million at October 31, 2003. The increases in total assets and stockholder's equity were due in part to the Company's initial public offering.

         Frank S. DePaolo, President and Chief Executive Officer, stated, "The fourth quarter results continue to show significant earnings growth. As previously reported, the Company paid its first quarterly dividend during the quarter ended October 31, 2004 and the Board of Directors has declared a quarterly cash dividend of $.02 per share payable on or about December 20, 2004 to stockholders of record as of December 3, 2004. The continued support and confidence of our shareholders is appreciated."

         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with its main office in Philadelphia, Pennsylvania and a branch office in Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The
Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                               SE FINANCIAL CORP.

     -------------------------------------------------------------------------------------------------------------------------------

     Selected Income Statement Data (Unaudited)
     (Dollars in thousands except per share data)      Three Months Ended October 31,      Twelve Months Ended October 31,
                                                       ------------------------------      ------------------------------
                                                             2004           2003                 2004           2003
                                                            ------         ------               ------         ------
Interest income                                             $1,520         $1,192               $5,326         $5,120
Interest expense                                               572            565                2,152          2,450
                                                            ------         ------               ------         ------
Net interest income                                            948            627                3,174          2,670
Provision for loan losses                                       70              6                   97             33
                                                            ------         ------               ------         ------
Net interest income after provision for loan losses            878            621                3,077          2,637
Noninterest income                                             106             89                  377            386
Noninterest expense                                            657            522                2,444          2,177
                                                            ------         ------               ------         ------
Income before taxes                                            327            188                1,010            846
Income tax expense                                              25             40                  268            290
                                                            ------         ------               ------         ------
Net income                                                  $  302         $  148               $  742         $  556
                                                            ======         ======               ======         ======

Weighted average shares outstanding (1)                  2,377,193             na            2,375,849             na
Earnings per share (1)                                      $ 0.13             na               $ 0.20             na

     -------------------------------------------------------------------------------------------------------------------------------

     Performance Ratios (Unaudited)                           Three Months Ended October 31,         Twelve Months Ended October 31,
                                                              --------------------------------       -------------------------------
                                                                    2004             2003                 2004             2003
                                                                 --------------   ------------       --------------   --------------
        Return on average assets (2)                                1.00%            0.69%                0.71%            0.64%
        Return on average equity (2)                                3.87%            7.54%                4.14%            7.23%
        Net interest margin on avg interest earning assets (2)(3)   3.35%            3.06%                3.22%            3.26%

     -------------------------------------------------------------------------------------------------------------------------------

     Selected Balance Sheet Data (Unaudited)
     (Dollars in thousands except per share data)                           October 31,                           October 31,
                                                                               2004                                  2003
                                                                           ------------                          ------------
        Assets                                                            $  124,779                             $  87,367
        Loan receivable, net                                                  64,810                                50,730
        Cash and cash equivalents                                              6,181                                 6,304
        Investment securities available for sale                              48,437                                27,337
        Deposits                                                              75,385                                72,273
        FHLB borrowings                                                       16,576                                 6,637
        Total stockholders' equity                                            31,603                                 7,672
        Ending shares outstanding (1)                                      2,378,125                                    na
        Book value per share (1)                                               13.29                                    na
        Stockholders' equity to total assets                                   25.33%                                 8.78%

     -------------------------------------------------------------------------------------------------------------------------------

     Asset Quality (Unaudited)
     (Dollars in thousands)                                                 October 31,                           October 31,
                                                                               2004                                  2003
                                                                           -----------------                     -----------------
        Non-performing assets (4)                                              $ 126                                 $ 421
        Allowance for losses                                                     343                                   263
        Non-performing assets to total assets                                   0.10%                                 0.48%
        Allowance for losses to total loans                                     0.53%                                 0.51%
        Allowance for losses to non-performing assets                         272.22%                                62.47%

     -------------------------------------------------------------------------------------------------------------------------------

(1) Shares outstanding does not include unreleased ESOP shares for purposes of the weighted average shares outstanding calculation and the ending shares outstanding calculation. Earnings per shares figures reflect earnings since becoming a public company on May 5, 2004.
(2)  Annualized for the three months ended October 31, 2004 and 2003.
(3) The yield on municipal securities has been adjusted to a tax-equivalent basis.
(4)  Non-performing assets include non-accrual loans and real estate owned.